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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 5, 2014 (except for Note 2g, Note 8, Note 11, Note 12, Note 16b, Note 16c and Note 16i, as to which the date is                          , 2015) in the Registration Statement (Form S-1) and the related Prospectus of SolarEdge Technologies Inc. dated                          , 2015.

, 2015	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global

          The foregoing consent is in the form that will be signed upon completion of the 1-for-3 reverse share split described in Note 16(i) to the financial statements.

March 10, 2015	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM